Exhibit 99.1

NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701

Company contact:
Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FIRST QUARTER 2024 RESULTS

MIDLAND, Texas, May 13, 2024/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its first quarter ended March 31, 2024.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “Our new management team completed our first full quarter, delivered solid financial results, and I am confident that the Dawson team is positioned to continue to build on these results going forward. We took steps in the right direction to execute our goals of improving margins on our seismic acquisition services, reducing general and administrative expenses, and improving our operating cash flows in the first quarter. We plan on continuing to monitor our business to reduce expenses, improve client relations and plan for our future.”

First Quarter Results

For the first quarter ended March 31, 2024, the Company reported revenues of $31.6 million, an increase of 7% compared to $29.4 million for the comparable quarter ended March 31, 2023. Revenue included reimbursable revenue of $4.8 million and $7.1 million for the quarters ended March 31, 2024, and March 31, 2023, respectively. Gross margin1 for the quarter ended March 31, 2024, was 35% compared to 25% for the comparable quarter ended March 31, 2023.

We generated net income of $5.8 million or $0.19 per common share and generated positive EBITDA of $7.6 million in the quarter ended March 31, 2024, compared to EBITDA of $2.2 million in the quarter ended March 31, 2023. Our cost reduction initiatives resulted in a 22% reduction in general and administrative expenses compared to the fourth quarter of 2023.

Operations Update

The Company had two large channel crews operating throughout the majority of the first quarter in the United States and four smaller crews operating in Canada. High crew utilization in the first quarter resulted in improved margins and profitability. We expect to reduce to one crew operating in the United States later in the second quarter, but we are working to keep our crews efficiently utilized throughout the remainder of the year.

Special Cash Dividend and Liquidity

As previously reported, the Company’s Board of Directors declared a special cash dividend on the Company’s common stock of $0.32 per share, which was paid on May 6, 2024 to stockholders of record as of the close of business on April 22, 2024. The aggregate payment was approximately $9.9 million.

As of March 31, 2024, the Company had cash and restricted cash of $16.5 million and positive working capital of $11.3 million, inclusive of the accrued dividend payable. We had a restricted cash balance of $5 million, which was held as collateral under our revolving credit facility. On May 2, 2024, the collateral deposit of $5 million was released and the associated revolving credit facility was closed.

1Defined as fee revenues less fee operating expenses, divided by fee revenues

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data for its clients, which range from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Dawson also provides Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring, which continues to grow and be an integral part of its business.  Dawson has acquired several CCUS base surveys and plans to acquire more in the future.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense and severance expenses. The Company uses EBITDA as a supplemental financial measure to assess:

	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

 The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These factors include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the U.S. Securities and Exchange Commission (the “SEC”); the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 1, 2024. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023

Operating revenues:		$
Fee Revenue	$26,738		22,273
Reimbursable Revenue	4,846		7,135
	31,584		29,408
Operating costs:
Operating expenses
Fee operating expenses	17,496		16,647
Reimbursable operating expenses	4,846		7,135
	22,342		23,782
General and administrative	1,911		3,499
Depreciation and amortization	1,589		2,700
	25,842		29,981

Income (loss) from operations	5,742		(573)

Other income (expense):
Interest income	113		108
Interest expense	(46)		(17)
Other income, net	239		52

Income (loss) before income tax	6,048		(430)

Income tax (expense) benefit	(202)		17

Net income (loss)	5,846		(413)

Other comprehensive loss:
Net unrealized loss on foreign exchange rate translation	(160)		(6)

Comprehensive income (loss)	$5,686		$(419)

Basic income (loss) per share of common stock	$0.19		$(0.02)

Diluted income (loss) per share of common stock	$0.19		$(0.02)

Weighted average equivalent common shares outstanding	30,812,329		25,000,564

Weighted average equivalent common shares outstanding - assuming dilution	30,812,329		25,000,564

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(unaudited and amounts in thousands, except share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$11,462	$10,772
Restricted cash	5,000	5,000
Short-term investments	265	265
Accounts receivable, net	14,888	12,735
Prepaid expenses and other current assets	6,578	8,654
Total current assets	38,193	37,426

Property and equipment, net	16,290	16,508

Right-of-use assets	2,928	3,208

Intangibles, net	369	377

Total assets	$57,780	$57,519

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,415	$3,883
Accrued liabilities:
Dividend payable	9,860	—
Other	4,019	4,124
Deferred revenue	5,318	11,829
Current maturities of notes payable and finance leases	1,111	1,380
Current maturities of operating lease liabilities	1,137	1,202
Total current liabilities	26,860	22,418

Long-term liabilities:
Notes payable and finance leases, net of current maturities	1,520	1,289
Operating lease liabilities, net of current maturities	2,125	2,363
Deferred tax liabilities, net	15	15
Total long-term liabilities	3,660	3,667

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
30,812,329 shares issued, and 30,812,329 shares outstanding
at March 31, 2024 and December 31, 2023	308	308
Additional paid-in capital	156,678	156,678
Accumulated deficit	(127,654)	(123,640)
Accumulated other comprehensive loss, net	(2,072)	(1,912)
Total stockholders’ equity	27,260	31,434

Total liabilities and stockholders’ equity	$57,780	$57,519

Reconciliation of EBITDA to Net Loss

(amounts in thousands)

	Three Months Ended March 31,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net income (loss)	$2,167	$3,679	$5,846	$(2,460)	$2,047	$(413)
Depreciation and amortization	1,305	284	1,589	2,118	582	2,700
Severance expense	—	—	—	—	—	—
Interest (income) expense, net	(63)	(4)	(67)	(75)	(16)	(91)
Income tax expense (benefit)	202	—	202	(17)	—	(17)
EBITDA	$3,611	$3,959	$7,570	$(434)	$2,613	$2,179

Reconciliation of EBITDA to Net Cash (Used in) Provided By Operating Activities

(amounts in thousands)

	Three Months Ended March 31,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash provided by (used in) operating activities	$1,996	$(126)	$1,870	$2,578	$(4,398)	$(1,820)
Changes in working capital and other items	1,835	4,136	5,971	(2,794)	7,047	4,253
Non-cash adjustments to net income (loss)	(220)	(51)	(271)	(218)	(36)	(254)
EBITDA	$3,611	$3,959	$7,570	$(434)	$2,613	$2,179